EXHIBIT 10.1

BMC CAPITAL, INC.

2010 STOCK INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

Section 1.1 Establishment. BMC Capital, Inc. ("BMC") hereby establishes the BMC, Inc. 2010 Stock Incentive Plan (the "Plan"), as set forth in this document.

Section 1.2 Purpose. The purposes of the Plan are to attract and retain highly qualified individuals to perform services for BMC and to align the interests of those individuals with those of the stockholders of BMC. BMC is committed to creating long-term stockholder value. BMC's compensation philosophy is based on a belief that BMC can best create stockholder value if employees, directors and certain others providing services to BMC and its Affiliates act and are rewarded as business owners. BMC believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

Section 1.3 Effectiveness and Term. The Plan shall become effective on May 1, 2010. Unless terminated earlier by the Board, this Plan shall terminate on May 1, 2020.

ARTICLE II.

DEFINITIONS

Section 2.1 "Affiliate" means any corporation or other type of entity in a chain of corporations or other entities, starting with BMC, in which each corporation or other entity has a "controlling interest" in another corporation or entity in the chain. For purposes of this Section, "controlling interest" means in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation.

Section 2.2 "Award" means an award granted to a Participant in the form of Options or Restricted Stock.

Section 2.3 "Award Agreement" means a written agreement between BMC and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

Section 2.4 "Board" means the Board of Directors of BMC.

Section 2.5 "Cause" means a finding by the Committee of acts or omissions constituting willful misconduct or gross negligence in the course of the Participant's employment or service with the Company.

Section 2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

Section 2.7 "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

Section 2.8 "Common Stock" means the common stock of BMC, par value $.001 per share, or any stock or other securities of BMC hereafter issued or issuable in substitution or exchange for the Common Stock Stock.

Section 2.9 "Company" means BMC and any Affiliate.

Section 2.10 "Change in Control" means the occurrence of one or more of the following events:

(a)           the directors/ stockholders (as necessary) of BMC approve a merger or consolidation of BMC with any corporation or other entity, other than a merger or consolidation which would result in the voting securities of BMC outstanding immediately prior thereto continuing to represent (either by renaming outstanding securities or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of BMC or such surviving entity outstanding immediately after such merger or consolidation;

(b)           a change in ownership of BMC through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner, directly or indirectly, of stock or other securities of BMC representing 50% or more of the combined voting power of BMC's then outstanding stock or other securities;

(c)           the approval by the directors/stockholders (as necessary) of any agreement for the sale or disposition of all or substantially all of BMC's assets; or

(d)           a transfer of all or substantially all of BMC's assets pursuant to a partnership or joint venture agreement where BMC's resulting interest is or becomes 50% or less.

Section 2.11 "Disability" means by virtue of an accident, sickness or otherwise, a Participant is unable to perform the essential functions of his position, with reasonable accommodation, for a period of 90 consecutive days.

Section 2.12 "Effective Date" means the date this Plan becomes effective as provided in Section 1.3.

Section 2.13 "Employee" means an employee of the Company; provided, however, that the term "Employee" does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

Section 2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

Section 2.15 "Fair Market Value" means (a) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of the determination (or if there was no quoted price for such date, then for the last preceding business day on which there was a quoted price), as reported in The Wall Street Journal or such other source as the Committee deems reliable, (b) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Common stock for the date of the determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (c) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a "reasonable application of a reasonable valuation method" within the meaning of Section 409A of the Code and the regulations and other guidance thereunder.

Section 2.16 "Fiscal Year" means the 12-month-period beginning each January 1 and ending on December 31.

Section 2.17 "Good Reason" means (a) any demotion of the Participant as evidenced by a material reduction in the Participant's responsibilities, duties, compensation or benefits, or (b) the assignment of duties or position that would necessitate a change in the location of Participant's residence.

Section 2.18 "Grant Date" means the date an Award is determined to be effective by the Committee upon the grant of such Award.

Section 2.19 "NASDAQ" means The NASDAQ Stock Market, Inc.

Section 2.20 "Nonqualified Stock Option" means an Option that is not an incentive stock option.

Section 2.21 "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII.

Section 2.22 "Outside Director" means a member of the Board who: (a) meets the independence requirements of NASDAQ, or if NASDAQ shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as BMC elects to list or quote its shares of Common Stock and that the Committee designates as BMC's principal exchange or quotation system, (b) qualifies as an "outside director" under Section 162(m) of the Code, (c) qualifies as a "non-employee director" of BMC under Rule 16b-3, and (d) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

Section 2.23 "Participant" means an Employee, Outside Director, or other individual or entity who performs services for the Company that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

Section 2.24 "Permitted Transferee" shall have the meaning given such term in Section 11.4.

Section 2.25 "Plan" means the BMC, Inc. 2010 Stock Incentive Plan, as in effect from time to time.

Section 2.26 "Purchased Restricted Stock" shall have the meaning given such term in Section 8.2.

Section 2.27 "Restricted Period" means the period established by the Committee with respect to an Award of Restricted Stock during which the Award remains subject to forfeiture.

Section 2.28 "Restricted Stock" means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

Section 2.29 "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

ARTICLE III.

PLAN ADMINISTRATION

Section 3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (c) construe any ambiguous provision of the Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (0 issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (1) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. The Committee may delegate the authority to grant Awards under the Plan to a subcommittee of the Committee comprised of two or more Outside Directors.

Section 3.2 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by BMC with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN

Section 4.1 Available Shares.

(a)      Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 10,000,000 shares of Common Stock. If an Award granted under this Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered shares of Common Stock which were subject to the Award shall, unless the Plan shall have been terminated, become available for future Awards under the Plan.

(b)      Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, BMC will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

(c)      Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions to which Section 424(a) of the Code applies, provided such substitutions or assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.

Section 4.2 Adjustments for Recapitalizations and Reorganizations.

(a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, BMC shall effect a split, subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Common Stock without receipt of consideration by BMC, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and, if applicable, the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and, if applicable, the exercise price per share shall be proportionately increased.

(b)      If BMC recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to receive (or to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

(c)      In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its sole discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock, or (ii) in the case of a Change in Control, if approved by the Committee in its sole discretion, replacement with a comparable Award pursuant to Article IX.

(d)      In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

Section 4.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a)      Options and Restricted Stock. The grant of Options and Restricted Stock shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b)      Cancellation, Forfeiture and Termination. If any Award referred to in subsection (a) of this Section is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(c)      Payment of Exercise Price and Withholding Taxes. If shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V.

ELIGIBILITY

The Committee shall select Participants from those Employees, Outside Directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI.

FORM OF AWARDS

Section 6.1 Form of Awards. Awards may be granted under the Plan, in the Committee's sole discretion, in the form of Options pursuant to Article VII, Restricted Stock pursuant to Article VIII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan.

Section 6.2 No Repricing. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award; and, the Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.

Section 6.3 No Reload Rights. Options shall not contain any provision entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

ARTICLE VII.

OPTIONS

Section 7.1 General. Awards may be granted in the form of Nonqualified Stock Options.

Section 7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company, provided that such assumption or substitution either complies with the requirements of Section 409A of the Code or is consistent with maintaining the exempt status of the Award from the application of that section. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date.

Section 7.3 Exercise of Options.

(a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to BMC, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

ARTICLE VIII.

(b)      Upon exercise of an Option, the exercise price of the Option shall be payable to BMC in full either: (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the shares with respect to which the Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms specified in (i) or (ii) of this subsection; provided, however, that payment of the exercise price by means of tendering or surrendering shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Committee, cause BMC to record a loss or expense as a result thereof.

(c)      During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to BMC or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to BMC to pay the exercise price and any required withholding taxes.

(d)      As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, BMC shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

Section 7.4 Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant's Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)      Termination Other Than for Disability, Death or Cause. If the employment or service of a Participant shall terminate for any reason other than Disability, death or Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 12 months from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

(b)      Termination by Reason of Disability or Death. If the employment or service of a Participant shall terminate by reason of Disability or death, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of three months from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

(c)      Termination for Cause. Notwithstanding subsections (a) and (b) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.

RESTRICTED STOCK

Section 8.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 8.2.

Section 8.2 Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock ("Purchased Restricted Stock").

Section 8.3 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

Section 8.4 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of BMC, in the name of a nominee of BMC, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) BMC shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (b) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, disability, or otherwise) of a Participant prior to expiration of the Restricted Period.

Section 8.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of BMC or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article IX, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE IX.

CHANGE IN CONTROL

Section 9.1 Vesting of Awards. Upon a Change in Control of BMC, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that the Award may be exercised in full.

ARTICLE X.

AMENDMENT AND TERMINATION

Section 10.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (a) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) counsel for BMC determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it is made to conform the Plan to statutory or regulatory requirements. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

Section 10.2 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant's (or a Permitted Transferee's) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XI.

MISCELLANEOUS

Section 11.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, BMC and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. All Awards under the Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A of the Code.

Section 11.2 Listing; Suspension.

(a)      As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. BMC shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)      If at any time counsel to BMC or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on BMC or its Affiliates under the laws of any applicable jurisdiction, BMC or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on BMC or its Affiliates.

(c)      Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

Section 11.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to BMC a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (c) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Section 11.4 Transferability.

(a) All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant's legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to BMC of the successor's entitlement to receive the rights under an Award under the Participant's will or under the applicable laws of descent and distribution.

(b) Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c) Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, "Permitted Transferee" means (i) a member of a Participant's immediate family,(ii)        any person sharing the Participant's household (other than a tenant or employee of the Participant),(iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to BMC. In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d) Incident to a Participant's divorce, the Participant may request that BMC agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan to the Participant's alternate payee. BMC's decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of BMC. The Committee's decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold BMC harmless from any claim that may arise out of BMC's observance of the terms of any such domestic relations order.

Section 11.5 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

Section 11.6 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

Section 11.7 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. BMC or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to BMC at the principal executive offices of BMC clearly marked "Attention: General Counsel."

Section 11.8 Compliance with Law. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements. The Committee may agree to limit its authority under this Section.

Section 11.9 Binding Effect. The obligations of BMC under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of BMC, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of BMC. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

Section 11.10 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

Section 11.11 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent BMC or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by BMC or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against BMC or any Affiliate as a result of such action.

Section 11.12 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

Section 11.13 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of BMC as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company.

Section 11.14 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by BMC or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by BMC or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

Section 11.15 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation BMC and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 11.16 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant's employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of BMC or an Affiliate to the Participant.

Section 11.17 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof.

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